EXHIBIT 99.7
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
     The following unaudited pro forma condensed combined financial information and explanatory notes present the impact of the merger of Bank of America Corporation (“Bank of America”) and Merrill Lynch & Co., Inc. (“Merrill Lynch”) on January 1, 2009 (the “Merrill Lynch Merger”), as well as the merger of Countrywide Financial Corporation (“Countrywide”) into a wholly owned subsidiary of Bank of America on July 1, 2008 (the “Countrywide Merger”, and collectively with the Merrill Lynch Merger, the “Mergers”) on the companies’ respective historical financial positions and results of operations. In the Mergers, Bank of America was treated as the acquirer and the acquired assets and liabilities were recorded by Bank of America at their estimated fair values as of the dates the Mergers were completed. The unaudited pro forma condensed combined financial information combines the historical financial information of Bank of America and Merrill Lynch as of and for the year ended December 31, 2008. Additionally, the unaudited pro forma condensed combined financial information combines the historical financial information of Bank of America and Countrywide for the six months ended June 30, 2008, as results of Countrywide are included in the historical Bank of America financial information for the period July 1, 2008 through December 31, 2008. The unaudited pro forma condensed combined balance sheet as of December 31, 2008, assumes the Merrill Lynch Merger was completed on that date. The Bank of America historical balance sheet as of December 31, 2008 included in the unaudited pro forma condensed combined balance sheet includes Countrywide, which was acquired on July 1, 2008. The unaudited pro forma condensed combined statement of income gives effect to the Mergers as if they had been completed on January 1, 2008.
     The Merrill Lynch Merger closed on January 1, 2009. Under the terms of the merger agreement, Merrill Lynch common shareholders received 0.8595 of a share of Bank of America common stock in exchange for each share of Merrill Lynch common stock. In addition, Merrill Lynch non-convertible preferred shareholders received Bank of America preferred stock having substantially identical terms. Merrill Lynch convertible preferred stock remains outstanding and is convertible into Bank of America common stock at an equivalent exchange ratio. Additionally, the Countrywide Merger closed on July 1, 2008. Under the terms of the merger agreement, Countrywide common shareholders received 0.1822 of a share of Bank of America common stock in exchange for each share of Countrywide common stock. The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with:
▪	Bank of America’s separate historical financial statements as of and for the year ended December 31, 2008 as included in Bank of America’s 2008 Annual Report on Form 10-K;

▪	Merrill Lynch’s separate historical financial statements as of and for the year ended December 26, 2008 as included in Merrill Lynch’s 2008 Annual Report on Form 10-K; and

▪	Countrywide’s separate historical financial statement for the six months ended June 30, 2008 as included in Countrywide’s Form 10-Q for the six months ended June 30, 2008.
     The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined companies had the companies actually been combined at the beginning of the period presented. Neither does it represent the impact of possible business model changes, nor potential changes to asset valuations due to current market dislocations. The unaudited pro forma condensed combined financial information also does not consider any potential impacts of current market conditions on revenues, expense efficiencies, asset dispositions, and share repurchases, among other factors.

Bank of America/Merrill Lynch
Pro Forma Condensed Combined Balance Sheet
(unaudited)
December 31, 2008
     The following preliminary unaudited pro forma condensed combined balance sheet combines the historical balance sheets of Bank of America and Merrill Lynch assuming the companies had been combined on December 31, 2008, on an acquisition accounting basis. The preliminary unaudited pro forma condensed combined balance sheet does not include intercompany eliminations between Merrill Lynch and Bank of America.

			Reporting
			Reclassifications		Purchase Accounting
	Bank of America	Merrill Lynch	and Other		and Other
(Dollars in millions)	December 31, 2008	December 26, 2008	Adjustments		Adjustments			Pro Forma
Assets
Cash	$32,857	$68,403	$(15,800)	(1)	$30,000	(A	)	$128,374
			12,914	(2)
Cash and securities segregated for regulatory purposes or deposited with clearing organizations	—	32,923	(32,923)	(2)				—
Time deposits placed and other short-term investments	9,570	—						9,570
Federal funds sold and securities purchased under agreements to resell	82,478	93,247	10,500	(1)				146,161
			(40,064)	(3)
Securities borrowed	—	35,077	40,064	(3)				75,141
Trading account assets	159,522	175,605	(89,477)	(4)				247,395
			1,745	(5)
Derivative assets	62,252	—	89,477	(4)				159,918
			8,189	(6)
Securities	277,589	57,007	20,009	(2)	(886)	(B	)	351,974
			(1,745)	(5)
Securities received as collateral	—	11,658	(11,658)	(7)				—
Loans and leases	931,446	71,262	(11,536)	(8)	(7,100)	(C	)	984,072
Allowance for loan and lease losses	(23,071)	(2,072)			2,072	(C	)	(23,071)

Loans and leases, net of allowance for loan and lease losses	908,375	69,190	(11,536)		(5,028)			961,001
Premises and equipment, net	13,161	2,928						16,089
Mortgage servicing rights	13,056	—	209	(9)				13,265
Goodwill	81,934	—	2,221	(10)	(2,221)	(D	)	87,314
					5,380	(D	)
Intangible assets	8,535	—	395	(10)	(395)	(E	)	14,285
					5,750	(E	)
Goodwill and other intangible assets	—	2,616	(2,616)	(10)				—
Loans held for sale	31,454	—	11,536	(8)				42,990
Other receivables	—	89,872	(171)	(1)				—
			(89,701)	(11)
Other assets	137,160	29,017	(8,189)	(6)	(1,100)	(F	)	251,543
			(209)	(9)	(6,495)	(G	)
			11,658	(7)
			89,701	(11)

Total assets	$1,817,943	$667,543	$(5,471)		$25,005			$2,505,020

Liabilities
Deposits	$882,997	$96,107	$2,000	(1)				$981,104
Federal funds purchased and securities sold under agreements to repurchase	206,598	92,654	(5,500)	(1)				289,795
			(3,957)	(12)
Securities loaned	—	24,426	3,957	(12)				28,383
Trading account liabilities	57,287	89,471	(71,363)	(13)				75,395
Obligation to return securities received as collateral	—	11,658	(11,658)	(14)				—
Derivative liabilities	30,709	—	71,363	(13)				102,748
			676	(15)
Commercial paper and other short-term borrowings	158,056	37,895						195,951
Accrued expenses and other liabilities	36,952	—	88,577	(16)	$1,200	(H	)	137,711
			11,658	(14)
			(676)	(15)
Other payables	—	90,395	(1,818)	(1)				—
			(88,577)	(16)
Junior subordinated notes (related to trust preferred securities)	—	5,256	(5,256)	(17)				—
Long-term debt	268,292	199,678	5,256	(17)	(15,450)	(I	)	457,776

Total liabilities	1,640,891	647,540	(5,318)		(14,250)			2,268,863

Shareholders’ equity
Preferred stock	37,701	8,605			26,800	(A	)	73,106
Common stock and additional paid-in capital	76,766	2,709	47,232	(18)	(26,319)	(J	)	100,466
			(23,622)	(18)	20,500	(J	)
					3,200	(A	)
Paid-in capital	—	47,232	(47,232)	(18)				—
Retained earnings	73,823	(8,603)	(153)	(1)	8,756	(J	)	73,823
Accumulated other comprehensive loss	(10,825)	(6,318)			6,318	(J	)	(10,825)
Treasury stock	—	(23,622)	23,622	(18)				—
Other	(413)	—						(413)

Total shareholders’ equity	177,052	20,003	(153)		39,255			236,157

Total liabilities and shareholders’ equity	$1,817,943	$667,543	$(5,471)		$25,005			$2,505,020

See accompanying notes to unaudited pro forma condensed combined financial statements.

Bank of America/Merrill Lynch/Countrywide
Pro Forma Condensed Combined Statement of Income
(unaudited)
For the Year Ended December 31, 2008
     The following preliminary unaudited pro forma condensed combined statement of income combines the historical statements of income of Bank of America, Merrill Lynch and Countrywide assuming the companies had been combined on January 1, 2008, on an acquisition accounting (Merrill Lynch) and purchase accounting (Countrywide) basis.

					Merrill Lynch
					Reporting					Countrywide
	Bank of America			Merrill Lynch	Reclassifications		Merrill Lynch			Six Months	Countrywide
	Year Ended			Year Ended	and Other		Pro Forma			Ended June	Pro Forma
(Dollars in millions, except per share data)	December 31, 2008			December 26, 2008	Adjustments		Adjustments			30, 2008	Adjustments			Pro forma
Interest income
Interest and fees on loans and leases	$56,017			$—	$5,652	(19)	$1,167	(C	)	$3,044	$115	(M	)	$65,995
Interest on debt securities	13,146			—	3,110	(19)	1,380	(K	)	627	175	(N	)	18,438
Federal funds sold and securities purchased under agreements to resell	3,313			—	16,689	(19)				394				20,396
Trading account assets	9,057			—	6,531	(19)				518				16,106
Other interest income	4,151			—	4,651	(19)				875				9,677
Interest and dividend revenues	—			33,383	34	(1)								—
					(33,417)	(19)

Total interest income	85,684			33,383	3,250		2,547			5,458	290			130,612
Interest expense
Deposits	15,250			—	4,425	(20)				1,164	(25)	(O	)	20,814
Short-term borrowings	12,362			—	14,433	(20)				1,157				27,952
Trading account liabilities	2,774			—	1,398	(20)				50				5,552
				—	1,330	(19)
Long-term debt	9,938			—	9,093	(20)	4,200	(I	)	1,524	(55)	(P	)	24,700
Interest expense	—			29,349	(29,349)	(20)								—

Total interest expense	40,324			29,349	1,330		4,200			3,895	(80)			79,018
Net interest income	45,360			4,034	1,920		(1,653)			1,563	370			51,594
Noninterest income
Card income	13,314			—										13,314
Service charges	10,316			—						1				10,317
Investment and brokerage services	4,972			—	6,917	(21)				7				17,462
					5,566	(22)
Commissions	—			6,895	22	(1)								—
					(6,917)	(21)
Managed accounts and other fee-based revenues	—			5,544	22	(1)								—
					(5,566)	(22)
Investment banking income	2,263			3,733	12	(1)								6,008
Equity investment income	539			4,491						1				5,031
Trading account profits (losses)	(5,911)			—	(27,505)	(23)				(842)				(34,258)
Principal transactions	—			(27,225)	(280)	(1)								—
					27,505	(23)
Mortgage banking income	4,087			—						1,794				5,881
Insurance premiums	1,833			—						991				2,824
Gain on sales of debt securities	1,124			—						(500)				624
Other income (loss)	(5,115)			(10,065)	19	(1)				20	20	(Q	)	(15,121)

Total noninterest income	27,422			(16,627)	(205)		—			1,472	20			12,082

Total revenue, net of interest expense	72,782			(12,593)	1,715		(1,653)			3,035	390			63,676
Provision for credit losses	26,825			—	1,886	(19)				3,858				32,569
Noninterest expense
Personnel	18,371			14,763	62	(1)				2,027				35,223
Occupancy	3,626			1,267	(23)	(24)				226	(10)	(R	)	5,086
Equipment	1,655			—	23	(24)				123				1,801
Marketing	2,368			652						143				3,163
Professional fees	1,592			1,058						137				2,787
Amortization of intangibles	1,834			—	97	(25)	353	(E	)	18	35	(S	)	2,337
Data processing	2,546			—	1,316	(26)				83				3,945
Telecommunications	1,106			—	885	(26)				55				2,046
Communications and technology	—			2,201	(2,201)	(26)								—
Brokerage, clearing and exchange fees	—			1,394	12	(1)								1,406
Office supplies and postage	—			215	(215)	(27)								—
Goodwill impairment charge	—			2,300										2,300
Payment related to price reset on common stock offering	—			2,500										2,500
Other general operating	7,496			2,402	215	(27)				1,673				11,689
					(97)	(25)
Merger and restructuring charges	935			486										1,421

Total noninterest expense	41,529			29,238	74		353			4,485	25			75,704
Income (losses) from continuing operations before income taxes	4,428			(41,831)	(245)		(2,006)			(5,308)	365			(44,597)
Income tax expense (benefit)	420			(14,280)	(92)	(1)	(652)	(G	)	(2,085)	137	(T	)	(16,552)

Net income (loss) from continuing operations	$4,008			$(27,551)	$(153)		$(1,354)			$(3,223)	$228			$(28,045)
Preferred stock dividends	1,452			2,869	—		2,100	(A	)	73	(73)	(U	)	6,421

Income (loss) from continuing operations available to common shareholders	$2,556			$(30,420)	$(153)		$(3,454)			$(3,296)	$301			$(34,466)

Per common share data
Basic and Diluted Earnings (losses) from continuing operations	$0.56	(L	)	$(24.82)						$(5.68)				$(6.05	)(L)
Dividends paid	$2.24			$1.40						$0.30				$2.24
Weighted average shares basic and diluted outstanding (in thousands):	4,592,085	(L	)	1,225,611			(172,198)	(L	)	580,649	(528,041)	(L	)	5,698,106	(L)
See accompanying notes to unaudited pro forma condensed combined financial statements.

Note 1 — Basis of Pro Forma Presentation
     The unaudited pro forma condensed combined financial information related to the Mergers is included for the year ended December 31, 2008. The Merrill Lynch Merger is being accounted for under the acquisition method of accounting in accordance with Statement of Financial Accounting Standards (SFAS) No. 141 (revised 2007), “Business Combinations” (SFAS 141R) which was effective on January 1, 2009, the date of the Merrill Lynch Merger. The Countrywide Merger has been accounted for under the purchase method of accounting in accordance with SFAS No. 141, “Business Combinations” which was applicable on July 1, 2008, the date of the Countrywide Merger. The primary changes under SFAS 141R include: the purchase price being based upon Bank of America’s closing stock price on the date the merger closed, the loan portfolio will be recorded at fair value and all exit and termination costs will be expensed.
     The unaudited pro forma condensed combined financial information includes preliminary estimated adjustments to record the assets and liabilities of Merrill Lynch at their respective estimated fair values and represents management’s estimates based on available information. The pro forma adjustments included herein may be revised as additional information becomes available and as additional analyses are performed. The final allocation of the purchase price will be determined after completion of a final analysis to determine the fair values of Merrill Lynch’s tangible and identifiable intangible assets, and liabilities.
     Certain amounts in the historical consolidated financial statements of Bank of America, Merrill Lynch, and Countrywide have been reclassified to conform to the combined company’s classification. For the six months ended June 30, 2008, the Countrywide reporting reclassifications are reflected consistent with the Bank of America year ended December 31, 2008 presentation. Discontinued operations reported in Merrill Lynch’s historical consolidated statements of operations have been excluded as this information is not required in the unaudited pro forma condensed combined statements of operations. Additionally, other adjustments have been included for certain transactions that occurred during the five day stub period between Merrill Lynch’s December 26, 2008 year end and Bank of America’s December 31, 2008 year end (see footnote 1 of Note 2 — Reporting Reclassifications and Other Adjustments for the Merrill Lynch Merger below).
     The unaudited pro forma condensed combined financial information is presented in this document for illustrative purposes only and does not indicate the results of operations or the combined financial position that would have resulted had the Mergers been completed at the beginning of the applicable period presented, nor the impact of possible business model changes as a result of current market conditions which would impact revenues, expense efficiencies, asset dispositions, share repurchases and other factors. Additionally, the unaudited pro forma condensed combined financial information is not indicative of the results of operations in future periods or the future financial position of the combined companies.
     The unaudited pro forma condensed combined financial information includes an adjustment in connection with the Merrill Lynch Merger to record the January 9, 2009 issuance of 400 thousand shares of Bank of America Corporation Fixed Rate Cumulative Perpetual Preferred Stock, Series Q (Series Q Preferred Stock) and common stock warrants for cash proceeds of $10 billion and the January 16, 2009 issuance of 800 thousand shares of Bank of America Corporation Fixed Rate Cumulative Perpetual Preferred Stock, Series R (Series R Preferred Stock) and common stock warrants for cash proceeds of $20 billion issued to the U.S. Treasury in connection with the Troubled Asset Relief Program (“TARP”) Capital Purchase Program, established as part of the Emergency Economic Stabilization Act of 2008. The unaudited pro forma condensed combined financial information excludes any impact of the proposed FDIC and Federal Reserve protection on certain assets. For additional information, see Note 25 — Subsequent Events to the Consolidated Financial Statements included in Bank of America’s Annual Report on Form 10-K for the year ended December 31, 2008.
Note 2 — Reporting Reclassifications and Other Adjustments for the Merrill Lynch Merger
1	Adjustments to record certain transactions, including securities purchased under agreements to resell and securities sold under agreements to repurchase, fair value adjustments on trading assets and liabilities and accruals of personnel costs, which occurred during the five day stub period between Merrill Lynch’s December 26, 2008 year end and Bank of America’s December 31, 2008 year end.

2	Adjustment to reclassify Merrill Lynch’s cash and securities segregated for regulatory purposes or deposited with clearing organizations into cash or securities to conform to Bank of America’s classification.

3	Adjustment to reclassify Bank of America’s securities borrowed included in federal funds sold and securities purchased under agreements to resell into securities borrowed to conform to the combined company’s classification.

4	Adjustment to reclassify Merrill Lynch’s derivative contracts included in trading account assets into derivative assets to conform to Bank of America’s classification.

5	Adjustment to reclassify certain of Merrill Lynch’s securities into trading account assets to conform to Bank of America’s classification.

6	Adjustment to reclassify Merrill Lynch’s derivative contracts included in other assets into derivative assets to conform to Bank of America’s classification.

7	Adjustment to reclassify Merrill Lynch’s securities received as collateral to other assets to conform to Bank of America’s classification.

8	Adjustment to reclassify Merrill Lynch’s loans held for sale included in loans and leases as loans held for sale to conform to Bank of America’s classification.

9	Adjustment to reclassify Merrill Lynch’s mortgage servicing rights included in other assets to mortgage servicing rights to conform to Bank of America’s classification.

10	Adjustment to reclassify Merrill Lynch’s goodwill and intangible assets to conform to Bank of America’s classification.

11	Adjustment to reclassify Merrill Lynch’s other receivables to other assets to conform to Bank of America’s classification.

12	Adjustment to reclassify Bank of America’s securities loaned included in federal funds purchased and securities sold under agreements to repurchase into securities loaned to conform to the combined company’s classification.

13	Adjustment to reclassify Merrill Lynch’s derivative contracts included in trading account liabilities into derivative liabilities to conform to Bank of America’s classification.

14	Adjustment to reclassify Merrill Lynch’s obligation to return securities received as collateral to other liabilities to conform to Bank of America’s classification.

15	Adjustment to reclassify Merrill Lynch’s derivative contracts included in other payables into derivative liabilities to conform to Bank of America’s classification.

16	Adjustment to reclassify Merrill Lynch’s other payables to accrued expenses and other liabilities to conform to Bank of America’s classification.

17	Adjustment to reclassify Merrill Lynch’s junior subordinated notes (related to trust preferred securities) into long-term debt to conform to Bank of America’s classification.

18	Adjustment to reclassify Merrill Lynch’s paid-in capital and treasury stock to common stock to conform to Bank of America’s classification.

19	Adjustment to reclassify Merrill Lynch’s interest and dividend revenues to interest income: interest and fees on loans and leases, interest on debt securities, federal funds sold and securities purchased under agreements to resell, trade account assets, other interest income, interest expense: trading account liabilities or provision for credit losses to conform to Bank of America’s classification.

20	Adjustment to reclassify Merrill Lynch’s interest expense to interest expense; deposits, short-term borrowings, trading account liabilities or long-term debt to conform to Bank of America’s classification.

21	Adjustment to reclassify Merrill Lynch’s commissions income to investment and brokerage services income to conform to Bank of America’s classification.

22	Adjustment to reclassify Merrill Lynch’s managed accounts and other fee-based revenues to investment and brokerage services income to conform to Bank of America’s classification.

23	Adjustment to reclassify Merrill Lynch’s principal transactions to trading account profits (losses) to conform to Bank of America’s classification.

24	Adjustment to reclassify Merrill Lynch’s equipment expense included in occupancy expense to equipment expense to conform to Bank of America’s classification.

25	Adjustment to reclassify Merrill Lynch’s amortization of intangibles included in other general operating expense to amortization of intangibles to conform to Bank of America’s classification.

26	Adjustment to reclassify Merrill Lynch’s data processing and communications expense included in communication and technology expense to data processing expense and telecommunications expense to conform to Bank of America’s classification.

27	Adjustment to reclassify Merrill Lynch’s office supplies and postage expense to other general operating expense to conform to Bank of America’s classification.
Note 3 — Preliminary Purchase Accounting Allocation for the Merrill Lynch Merger
     The unaudited pro forma condensed combined financial information for the Mergers includes the unaudited pro forma condensed combined balance sheet as of December 31, 2008 assuming the Merrill Lynch Merger was completed on that date. The unaudited pro forma condensed combined income statement for the year ended December 31, 2008 was prepared assuming the Mergers were completed on January 1, 2008.
     The Merrill Lynch Merger is being accounted for using the acquisition method of accounting; accordingly, Bank of America’s cost to acquire Merrill Lynch will be allocated to the assets (including identifiable intangible assets) and liabilities of Merrill Lynch at their respective estimated fair values as of the acquisition date. The purchase price was preliminarily allocated to the assets acquired and the liabilities assumed based on their estimated fair values as summarized in the following table.

Merrill Lynch Preliminary Purchase Price Allocation
(Dollars in billions, except per share amounts)

Purchase price
Merrill Lynch common shares exchanged (in millions)	1,600
Exchange ratio	0.8595

Bank of America’s common stock issued (in millions)	1,375
Purchase price per share of the Corporation’s common stock (1)	$14.08

Total value of Bank of America’s common stock and cash exchanged for fractional shares	$19.4
Merrill Lynch preferred stock (2)	8.6
Fair value of outstanding employee stock awards	1.1

Total purchase price	29.1
Preliminary allocation of the purchase price
Merrill Lynch stockholders’ equity	19.9
Merrill Lynch goodwill and intangible assets	(2.6)
Pre-tax adjustments to reflect acquired assets and liabilities at fair value:
Securities	(0.9)
Loans	(5.0)
Intangible assets	5.8
Other assets	(3.6)
Other liabilities	(1.2)
Long-term debt	15.5

Pre-tax total adjustments	10.6
Deferred income taxes	(4.2)

After-tax total adjustments	6.4

Fair value of net assets acquired	23.7

Preliminary goodwill resulting from the Merrill Lynch merger	$5.4

(1)	The value of the shares of common stock exchanged with Merrill Lynch shareholders was based upon the closing price of Bank of America’s common stock at December 31, 2008, the last traded day prior to the date of acquisition.

(2)	Represents Merrill Lynch’s preferred stock exchanged for Bank of America preferred stock having substantially identical terms and also includes $1.5 billion of convertible preferred stock.
     The preliminary pro forma purchase accounting allocation included in the unaudited pro forma condensed combined financial information is as follows:

A	Adjustment to record the January 9, 2009 issuance of 400 thousand shares of Bank of America Corporation Fixed Rate Cumulative Perpetual Preferred Stock, Series Q (Series Q Preferred Stock) and common stock warrants for cash proceeds of $10 billion and the January 16, 2009 issuance of 800 thousand shares of Bank of America Corporation Fixed Rate Cumulative Perpetual Preferred Stock, Series R (Series R Preferred Stock) and common stock warrants for cash proceeds of $20 billion issued to the U.S. Treasury in connection with the TARP Capital Purchase Program, established as part of the Emergency Economic Stabilization Act of 2008. The $10 billion and $20 billion have been allocated to the Series Q Preferred Stock and warrants and the Series R Preferred Stock and warrants, respectively, based upon their relative fair values at issuance. The impact of this adjustment was to increase preferred stock dividends by approximately $2.1 billion for the year ended December 31, 2008. For additional information on these issuances, see Note 25 — Subsequent Events to the Consolidated Financial Statements included in Bank of America’s Annual Report on Form 10-K for the year ended December 31, 2008.

B	Adjustments, primarily to record securities and other investments at their estimated fair values. Included is an adjustment, totaling approximately $550 million primarily related to a publicly traded investment accounted for under the equity method, that resulted in an increase in fair value based on quoted prices. The adjustments reflected herein are based on assumptions and valuations as of January 1, 2009.

C	Adjustments totaling approximately $5.0 billion, including life of loan loss estimates and incremental spread impacts for credit and liquidity risk, of impaired and non-impaired loans under SFAS 141R. The adjustments record residential and commercial loans at their estimated fair values primarily based upon the present value of expected future cash flows at current market interest and default rates. The effect of these adjustments is to increase interest income by approximately $1.2 billion for the year ended December 31, 2008. The adjustments reflected herein are based on assumptions and valuations as of January 1, 2009. No adjustment has been made to the Pro Forma Condensed Combined Statement of Income for any estimated impact on Merrill Lynch's historical provision for credit losses.

D	Adjustments to write off historical Merrill Lynch goodwill and record pro forma goodwill created as a result of the merger.

E	Adjustments to write off historical Merrill Lynch other intangible assets and record preliminary estimates of core deposit (approximately $700 million), customer (approximately $3.8 billion) and trade name (approximately $1.3 billion) intangible assets resulting from the merger. Preliminary estimates of the fair values of the intangibles were based on discounted present value of future cash flows resulting from the existing customer relationships including consideration of potential attrition in these relationships. The impact of the intangible assets is to increase amortization of intangibles by approximately $353 million for the year ended December 31, 2008, net of amounts already included in Merrill Lynch’s historical statement of operations. The nature, amount and amortization method of various possible identified intangibles are being finalized by management. The adjustments reflected herein are based on assumptions and valuations as of January 1, 2009.

F	Adjustments, primarily to record decreases to other assets, including deferred costs (approximately $400 million), property and fixed assets (approximately $200 million), pension and other postretirement benefits/liabilities (approximately $100 million) and other miscellaneous items to their estimated fair values. The adjustments reflected herein are based on assumptions and valuations, including the write-off of deferred costs, property and fixed assets, and changes in benefit plan assumptions based upon market conditions as of January 1, 2009.

G	Adjustments to record the tax effect of the pro forma adjustments at an estimated 32.5% effective tax rate, as well an adjustment to Merrill Lynch deferred tax assets related to share-based compensation awards. The 32.5% rate represents the estimated blended statutory rates of the U.S. (including states) at 37% and non-U.S. taxing jurisdictions (primarily the U.K.) at 28%. The adjustments reflected herein are based on current assumptions and valuations as of January 1, 2009.

H	Adjustments to record approximately $1.2 billion related to contractual change in control obligations included in historical Merrill Lynch share-based payment awards for Merrill Lynch associates. Bank of America is required to settle these share-based payment awards in cash. The adjustments reflected herein are based on current assumptions and valuations as of January 1, 2009.

I	Adjustments to record debt at its estimated fair value based upon current credit and market interest rates. The impact of the adjustments was to increase interest expense by approximately $4.2 billion for the year ended December 31, 2008. The adjustments reflected herein are based on current assumptions and valuations as of January 1, 2009.

J	Adjustments to eliminate Merrill Lynch historical stockholders’ equity and reflect Bank of America’s capitalization of Merrill Lynch.

K	Adjustments, primarily to record the accretion of historical Merrill Lynch fair value decreases recorded in OCI on available-for-sale securities, to increase interest income by approximately $1.4 billion for the year ended December 31, 2008. The adjustments reflected herein are based on assumptions and valuations as of January 1, 2009.

L	Weighted average shares were calculated using the historical weighted average shares outstanding for the twelve months ended December 31, 2008 of Bank of America and Merrill Lynch and the historical weighted average shares outstanding for the six months ended June 30, 2008 of Countrywide, adjusted using the applicable exchange ratios, to the equivalent shares of Bank of America common stock. Earnings per share (EPS) data have been computed based on the combined historical income of Bank of America and Countrywide, income from continuing operations for Merrill Lynch and the impact of purchase accounting and other adjustments. For 2008, the pro forma combined companies had a net loss from continuing operations and the impact of dilutive equity instruments has been excluded as part of the diluted EPS calculation. Bank of America’s 2008 basic and diluted earnings per share was $0.56 and $0.55, respectively, and average common shares issued and outstanding were 4.992 billion and average diluted common shares issued and outstanding were 4.612 billion.
Note 4 — Merger Related Charges for the Merrill Lynch Merger
     In connection with the merger, costs to integrate Bank of America’s and Merrill Lynch’s operations are currently estimated to be approximately $2 billion after tax or approximately $3 billion pre-tax. Our merger integration decisions will impact certain existing Merrill Lynch facilities (both leased and owned), information systems, supplier contracts and costs associated with the involuntary termination of personnel. As part of our merger integration plan, certain actions regarding existing Bank of America information systems, premises, equipment, benefit plans, supply chain methodologies, supplier contracts and involuntary termination of personnel will be taken. Additionally, included in the costs described above, during the combination of the two companies we will incur additional integration costs consisting of employee retention agreements, conversion costs and incremental communication costs to customers and associates, among other costs. Costs associated with these actions will be recorded based on the nature and timing of these integration actions. The execution of combining the two companies is underway and estimated to continue through 2011. These costs will be expensed as incurred.
Note 5 — Estimated Annual Cost Savings for the Merrill Lynch Merger
     Estimated annual cost savings of approximately $4 billion after-tax or approximately $7 billion pre-tax, when fully phased in after the merger, represent our estimate only and may not be indicative of the actual amount of the cost savings the combined company actually achieves. These amounts do not include the possible impacts of revenue opportunities. These amounts consist of:

	Annual Pre-Tax
	Cost Savings
	(in millions)
Overlapping Businesses and Infrastructure	$4,450	(A)
Corporate Staff Functions	1,500	(B)
Occupancy	500	(C)
Other	550	(D)

Total	$7,000

(A)	Overlapping businesses, including certain capital markets and asset management activities, and related infrastructure, including technology and operations functions, are projected to result in cost savings due to the elimination of redundant systems and software, the elimination of redundant operational support and activities and reduced personnel costs for the combined company.

(B)	Corporate staff function cost savings are projected to occur from reduced personnel costs and elimination of duplicative corporate and administrative functions.

(C)	Occupancy costs savings are projected to result from consolidation of personnel into a reduced number of office facilities and leased space.

(D)	Other cost savings result from miscellaneous items, including vendor leverage purchasing efficiencies, not included in the above categories.

Note 6 — Pro Forma Adjustments for the Countrywide Merger
M	Adjustment to increase interest income by approximately $115 million for the six months ended June 30, 2008 related to recording impaired loans at fair value and non-impaired loans at present value of amounts to be received at current interest rates and to write-off deferred loan costs and basis adjustments July 1, 2008. No adjustment has been made to the Pro Forma Condensed Combined Statement of Income for any estimated impact on Countrywide’s historical provision for credit losses.

N	Adjustment to increase interest income by approximately $175 million for the six months ended June 30, 2008 related to accretion of historical Countrywide fair value adjustments recorded in OCI on available-for-sale securities.

O	Adjustment to decrease interest expense by approximately $25 million for the six months ended June 30, 2008 related to recording fixed-rate deposit liabilities at fair value based on current interest rates for similar instruments on July 1, 2008.

P	Adjustment to decrease interest expense by approximately $55 million for the six months ended June 30, 2008 related to recording notes payable and other liabilities, including outstanding notes payable for credit and current interest rates, at fair value on July 1, 2008.

Q	Adjustment to increase other income by approximately $20 million related to the write-off of debt issue and other deferred costs on July 1, 2008.

R	Adjustment to decrease occupancy and other office costs by approximately $10 million related to recording owned real estate, leased property and related improvements, signage and equipment at fair value on July 1, 2008.

S	Adjustment to increase amortization expense by approximately $35 million related to recording customer and trade name intangible assets at fair value on July 1, 2008.

T	Adjustment to record the tax effect of the pro forma adjustments.

U	Adjustment to eliminate $73 million of dividends paid to Bank of America in conjunction with Bank of America’s $2.0 billion Series B convertible preferred stock investment in Countrywide.